Exhibit 99.1

FOR IMMEDIATE RELEASE

Lam Research Appoints Ita Brennan and Mark Fields
to Board of Directors
FREMONT, Calif., August 30, 2024 – Lam Research Corp. (Nasdaq: LRCX) today announced that Ita Brennan and Mark Fields have joined its board of directors, effective August 30, 2024.

Brennan brings to the board significant senior executive-level financial management expertise in the technology industry. Most recently, she was Senior Vice President and Chief Financial Officer (CFO) of Arista Networks. Brennan previously held CFO roles at QuantumScape Corporation and Infinera Corporation, where she also served as Vice President of Finance and Corporate Controller. Earlier in her career, she held key financial positions at Maxtor Corporation, including Vice President of Finance for the company’s worldwide operations. Brennan is a board member at Cadence Design Systems and Planet Labs PBC, and previously served on the board of LogMeIn, Inc. She studied accounting, finance, and management at the Institute of Chartered Accountants in Ireland, qualifying as a chartered accountant and fellow of the institute. In addition, Brennan is a public accounting alumna of Deloitte & Touche, having worked for the firm in both Ireland and the United States.

Fields brings to the board decades of executive-level business acumen and experience across diverse industries. He is a senior advisor at TPG Capital LP, a global alternative asset firm. Previously, Fields served as interim CEO of Hertz Global Holdings, Inc., which operates the Hertz, Thrifty and Dollar rental car brands. Over a nearly 30-year career at Ford Motor Company, Fields held numerous leadership roles and rose to the position of President and CEO. He currently serves on the boards of Hertz Global Holdings, QUALCOMM Incorporated, Tanium Inc., Planview, Inc. and Boomi, LP. His past board appointments include Ford Motor Company and IBM Corporation. Fields holds a B.A. in economics from Rutgers University and an M.B.A. from Harvard Business School.

“We are pleased to welcome Ita and Mark to the board,” said Abhijit Talwalkar, chairman of the board at Lam Research. “They bring deep global leadership experience and proven capabilities in operational and financial excellence that will be valuable as Lam continues to drive toward long-term growth.”

About Lam Research
Lam Research Corporation is a global supplier of innovative wafer fabrication equipment and services to the semiconductor industry. Lam’s equipment and services allow customers to build smaller and better performing devices. In fact, today, nearly every advanced chip is built with Lam technology. We combine superior systems engineering, technology leadership, and a strong values-based culture, with an unwavering commitment to our customers. Lam Research

Exhibit 99.1
(Nasdaq: LRCX) is a FORTUNE 500® company headquartered in Fremont, Calif., with operations around the globe. Learn more at www.lamresearch.com.

Caution Regarding Forward-Looking Statements
Statements made in this press release that are not of historical fact are forward-looking statements and are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, but are not limited to: anticipated benefits to Lam from these appointments; and our prospects for growth. Some factors that may affect these forward-looking statements include: trade regulations, export controls, trade disputes, and other geopolitical tensions may inhibit our ability to sell our products; business, political and/or regulatory conditions in the consumer electronics industry, the semiconductor industry and the overall economy may deteriorate or change; the actions of our customers and competitors may be inconsistent with our expectations; supply chain cost increases and other inflationary pressures have impacted and may continue to impact our profitability; supply chain disruptions or manufacturing capacity constraints may limit our ability to manufacture and sell our products; and natural and human-caused disasters, disease outbreaks, war, terrorism, political or governmental unrest or instability, or other events beyond our control may impact our operations and revenue in affected areas; as well as the other risks and uncertainties that are described in the documents filed or furnished by us with the Securities and Exchange Commission, including specifically the Risk Factors described in our annual report on Form 10–K for the fiscal year ended June 30, 2024. These uncertainties and changes could materially affect the forward-looking statements and cause actual results to vary from expectations in a material way. The Company undertakes no obligation to update the information or statements made in this release.

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Company Contacts:
Laura Bakken
Media Relations
(510) 572-9021
publicrelations@lamresearch.com

Ram Ganesh
Investor Relations
(510) 572-7746
investor.relations@lamresearch.com

Source: Lam Research Corporation, (Nasdaq: LRCX)